                                                                     EXHIBIT 4.1

                                INTERACTIVE DATA
                          FINANCIAL TIMES INFORMATION
                           498 7th AVENUE, 19th FLOOR
                            NEW YORK, NEW YORK 10018
                                 (212) 497-5030
                               FAX (212) 497-3100


                                                                   July 22, 2005



Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, New Jersey 08543-9051

The Bank of New York
2 Hanson Place, 12th Floor
Brooklyn, NY 11217


RE: DEFINED ASSET FUNDS--GOVERNMENT SECURITIES INCOME FUND,
    U.S. GOVERNMENT ZERO COUPON SERIES--3 AND 8

(A Unit Investment Trust) Units of Fractional Undivided Interest-Registered Under the Securities Act of 1933, File Nos. 33-26716 and 333-36109


Gentlemen:

    We have examined the Registration Statement for the above captioned Fund.


    We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus contained in the Post-Effective Amendment No. 16 to the Registration Statement for the above captioned Fund and to the use of the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.


    You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                          Very truly yours,
                                          STEVEN MIANO
                                          Director Fixed Income
                                          Data Operations